EXHIBIT 99.1

GENTHERM ANNOUNCES ACQUISITION OF CINCINNATI SUB‑ZERO PRODUCTS

Provides platform for growth in new markets

NORTHVILLE, Mich., March 31, 2016, /PRNewswire/ -- Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, announced today that, effective April 1, 2016, it will acquire Cincinnati Sub-Zero Products (CSZ).  Based in Cincinnati, Ohio, CSZ manufactures both high quality patient temperature systems for the health care industry and custom environmental test chambers used by a wide range of industrial manufacturing companies for product testing. CSZ also provides related environmental testing services to these markets.  CSZ’s 2015 revenues were approximately $63 million.

“We are very happy to welcome the CSZ team to the Gentherm family,” said Gentherm President and CEO Daniel R. Coker. “CSZ’s respected market reputation, established product portfolio and customer base, combined with our market-leading thermal management solutions and expertise, create a strong platform for growth in the medical and industrial test equipment markets, which are new for Gentherm.”

“We are very excited to be a part of the Gentherm team,” said Steven J. Berke, President of CSZ.  “Gentherm’s broader scope and scale, as a global company, will provide CSZ much greater reach in serving its existing and potential markets.”

CSZ is a recognized market leader of temperature management solutions with over 75 years of industry experience.  Operating in three distinct divisions of Medical, Industrial and Testing, CSZ offers a large portfolio of temperature management products to the markets they serve.

CSZ will be operated as a subsidiary of Gentherm, with its headquarters in Cincinnati, Ohio and operations in Ohio and Michigan.  CSZ will continue to be led by Mr. Berke and CSZ’s current management team.

About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications.  Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices.  Non-automotive products include remote power generation systems, heated and cooled furniture and other consumer and industrial temperature control applications.  The Company’s advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation.  Gentherm has over ten thousand employees in facilities in the U.S., Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.  For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events, including its ability to serve as a growth platform for CSZ, the financial and operational performance of the combined entities and its ability to retain CSZ’s management team.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. The risks include, but are not limited to, delays or difficulties in integrating the combined businesses, the ability to achieve cost savings and operating synergies and the timing thereof, the Company’s lack of familiarity with certain of the markets in which CSZ operates, general economic conditions in the regions and industries in which the parties operate, and the Company’s ability to appropriately incentivize CSZ management to continue working on behalf of the Company. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:	DresnerAllenCaron
Mike Mason (investors)
mmason@dresnerallencaron.com
(212) 691-8087
Rene Caron (investors)
rcaron@dresnerallencaron.com
Len Hall (media)
lhall@dresnerallencaron.com
(949) 474-4300

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